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Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We consent to the incorporation by reference in this Registration Statement on Form S-3 of Eurotech, Ltd. of our report dated February 19, 2002 (except for notes 14d, e and f for which the date is March 6, 2002), which appears on page F-2 of the annual report Form 10-K/A for the year ended December 31, 2001 and to the reference of our Firm under the caption "Experts" in the Prospectus.



                                                /s/ Grassi & Co., CPAs, P.C.
                                                --------------------------------
                                                Grassi & Co., CPAs, P.C.


New York, New York
May 14, 2002